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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JANUARY 2, 2002


                             ALDERWOODS GROUP, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




         DELAWARE                     000-33277                 52-1522627
----------------------------   ------------------------      ----------------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation )                                    Identification No.)

          11TH FLOOR, ATRIA III
         2225 SHEPPARD AVENUE EAST                               M2J 5C2
        TORONTO, ONTARIO, CANADA                              ------------
 --------------------------------------                       (Postal code)
(Address of Principal Executive Offices)


        Registrant's telephone number, including area code: 513-768-7400



                        LOEWEN GROUP INTERNATIONAL, INC.
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS.

OVERVIEW

         As previously reported, on June 1, 1999 (the "Petition Date"), The Loewen Group Inc. ("TLGI") and each of approximately 850 United States subsidiaries, including Loewen Group International, Inc. ("LGII"), and one foreign subsidiary (collectively, the "Debtors") voluntarily filed a petition for creditor protection under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Concurrent with the Chapter 11 filing, TLGI and 117 Canadian subsidiaries voluntarily filed an application for creditor protection under the Companies' Creditors Arrangement Act with the Ontario Superior Court of Justice, Toronto, Ontario, Canada (the "Canadian Court"). Subsequent to the Petition Date, five additional subsidiaries of TLGI voluntarily filed petitions for creditor protection and 41 subsidiaries were voluntarily deleted.

         The Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, dated September 10, 2001, as modified (the "Plan"), was confirmed by the Bankruptcy Court on December 5, 2001 and was recognized by the Canadian Court on December 7, 2001. The Plan became effective on January 2, 2002 (the "Effective Date").

         Pursuant to the Plan, the following actions were effected on or about the Effective Date:

         o TLGI, through a series of transactions, transferred to LGII, or LGII subsidiaries, all of its assets, excluding only bare legal title to its claims against the United States in the pending arbitration matter ICSID Case No. ARB (AF)/98/3 under the North American Free Trade Agreement (the "NAFTA Claims"), and transferred to a subsidiary of LGII the right to any and all proceeds from the NAFTA Claims; these transactions were structured in light of the jurisdictional and substantive requirements for the maintenance of, and were intended to preserve, the NAFTA Claims;

         o A series of subsidiary restructuring transactions, including mergers, consolidations and similar transactions, were initiated, which transactions will result in the number of subsidiaries in the corporate structure being reduced from more than 1,000 to approximately 300; and

         o LGII's common stock, all of which was held directly or indirectly by TLGI, was cancelled, whereupon LGII ceased to be affiliated with TLGI.

         As a result of these transactions, LGII, which has been renamed Alderwoods Group, Inc. (LGII as reorganized and renamed, the "Company"), succeeded to the business previously conducted by TLGI.

EFFECTS OF THE PLAN

         In addition to the actions described above, on or about the Effective Date, the following actions, among others, were effected pursuant to the Plan:

         o The cancellation of the capital stock of certain direct and indirect subsidiaries other than stock which is owned by the Company or its subsidiaries;


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         o        The cancellation of the 9.45% Cumulative Monthly Income
                  Preferred Securities, Series A issued by Loewen Group Capital, L.P. and the related obligations in exchange for warrants ("Warrants") to purchase 496,800 shares of common stock, par value $0.01 per share, of the Company ("Common Stock") at an initial exercise price of $25.76 per share, which Warrants will expire on January 2, 2007;

         o The cancellation of debt claiming the benefit of a collateral trust agreement dated May 15, 1996, entered into by TLGI, LGII and a collateral trustee, in exchange for a combination of (i) an aggregate of $131.5 million in cash, (ii) an aggregate of 36,728,502 shares of Common Stock, (iii) an aggregate principal amount of $250 million of the Company's 11% Senior Secured Notes Due 2007 (the "Five-Year Secured Notes"), (iv) an aggregate principal amount of $49.6 million of the Company's 12 1/4% Senior Notes Due 2004 (the "Two-Year Unsecured Notes") and (v) an aggregate principal amount of $330 million of the Company's 12 1/4% Senior Notes Due 2009 (the "Seven-Year Unsecured Notes");

         o The settlement of certain claims in exchange for (i) an aggregate of $2 million in cash and (ii) an aggregate of 11,648 shares of Common Stock;

         o The cancellation of certain unsecured obligations in exchange for (i) an aggregate of 2,759,270 shares of Common Stock, (ii) Warrants to purchase an aggregate of 2,495,200 shares of Common Stock and (iii) all of the interests in a liquidating trust that holds (a) five-year warrants of reorganized Prime Successions Holdings, Inc. ("Prime") issued to TLGI in Prime's recent reorganization proceeding and (b) an undivided 25% interest in the net proceeds, if any, of the NAFTA Claims;

         o The satisfaction of certain administrative claims through the issuance of (i) an aggregate principal amount of $24.7 million of the Company's 12 1/4% Convertible Subordinated Notes Due 2012 (the "Convertible Subordinated Notes") and (ii) 379,449 shares of Common Stock, which resulted in the Company becoming the owner of all of the outstanding common shares of Rose Hills Holdings Corp. ("Rose Hills");

         o The assumption, assumption and assignment or rejection of executory contracts and unexpired leases to which TLGI, the Company or any of their debtor subsidiaries was a party; and

         o The selection of boards of directors of the Company and its reorganized subsidiaries.

         As a result of the actions described above, the Company has succeeded to the business previously conducted by TLGI and will operate that business with a simplified corporate structure, with the Company acting as a holding company, owning, directly or indirectly, the capital stock of approximately 300 subsidiaries.

INDEBTEDNESS OF THE COMPANY

         As described above, the Plan provided for the issuance of new indebtedness by the Company in exchange for the cancellation of indebtedness of the Debtors. The terms of the indebtedness issued by the Company pursuant to the Plan are described briefly below.

         o Pursuant to the Plan, on the Effective Date the Company issued Five-Year Secured Notes in an aggregate principal amount of $250 million. The Five-Year Secured Notes bear


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                  interest at 11% per annum, payable semiannually in arrears, and will be initially secured by (a) all personal property (subject to certain exceptions) of the Company and all wholly owned subsidiaries of the Company (other than Loewen Life Insurance Group Inc., Rose Hills and any subsidiary of those corporations) that are organized under the laws of any state or commonwealth of the United States, as well as any such future subsidiaries, and (b) the material funeral home real property assets pledged under the Exit Financing Revolving Credit Facility, as defined and discussed below. The Five-Year Secured Notes will mature on January 2, 2007.

         o Pursuant to the Plan, on the Effective Date the Company issued Two-Year Unsecured Notes in an aggregate principal amount equal to $49.6 million. The Two-Year Unsecured Notes bear interest at 12 1/4% per annum, payable semiannually in arrears, and will mature on January 2, 2004. The Company is required to apply net proceeds from the sale of specified properties to the redemption of the Two-Year Unsecured Notes, as set forth in the indenture governing those notes.

         o Pursuant to the Plan, on the Effective Date the Company issued Seven-Year Unsecured Notes in an aggregate principal amount of $330 million. The Seven-Year Unsecured Notes bear interest at 12 1/4% per annum, payable semiannually in arrears, and will mature on January 2, 2009.

         o Pursuant to the Plan, on the Effective Date the Company issued Convertible Subordinated Notes in an aggregate principal amount of $24.7 million. The Convertible Subordinated Notes bear interest at 12 1/4% per annum, payable semiannually in arrears, and will mature on January 2, 2012. The Convertible Subordinated Notes are expressly subordinated to all senior debt of the Company and are convertible into Common Stock at an initial conversion rate equal to $17.17 per share.

In addition, pursuant to the Plan, certain indebtedness of the Debtor subsidiaries was reinstated; such indebtedness, together with long-term indebtedness of subsidiaries of the Company that were not Debtors, totaled approximately $45 million.

         As a result of the consummation of certain transactions contemplated by the Plan, the Company owns all of the outstanding capital stock of Rose Hills. As of October 31, 2001, Rose Hills had approximately $61.5 million outstanding under its senior term loan facility, which matures on November 1, 2003. Rose Hills also has $80 million aggregate principal amount of 9 1/2% Senior Subordinated Notes Due 2004 outstanding.

         On the Effective Date, the Company entered into a revolving credit facility (the "Exit Financing Revolving Credit Facility") with a maximum availability of $75 million. A specified portion of the Exit Financing Revolving Credit Facility is also available in the form of letters of credit. Borrowings under the Exit Financing Revolving Credit Facility bear interest at either the prime rate selected by the lender or a floating rate based on the London Interbank Borrowing Rate plus, in each case, a specified margin to be determined based on certain financial ratios achieved by the Company. Borrowings under the Exit Financing Revolving Credit Facility are secured by the capital stock of certain subsidiaries of the Company and personal and real property of the Company and certain of its subsidiaries. The Exit Financing Revolving Credit Facility will be used for general corporate and working capital purposes.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired:

                  Not Applicable.

         (b)      Pro Forma Financial Information:

                  Not Applicable.

         (c)      Exhibits:

                  Not Applicable.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALDERWOODS GROUP, INC.


                                        By:     /s/  BRADLEY D. STAM
                                            ------------------------------------
                                            Name:    Bradley D. Stam
                                            Title:   Senior Vice President,
                                                     Legal & Asset Management

Date:  January 3, 2002